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                                                                  Exhibit 23.4

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED


     We hereby consent to the use of our opinion letter dated August 17, 1999 to the Board of Directors of Hannaford Bros. Co. (the "Company") attached as Annex B to Hannaford's Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4 of Delhaize America, Inc. (the "Prospectus") and to the references to our firm in the Prospectus under the headings ["Chapter One-The Merger-Summary-Opinion of Hannaford's Financial Advisor."] In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                      MORGAN STANLEY & CO. INCORPORATED


                                     BY: /S/ R. Bradford Evans
                                     -------------------------------------
                                     Managing Director


New York, New York
November 15, 1999